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                                                                    Exhibit 99.1


                                   [PGA LOGO]

                        PERSONNEL GROUP OF AMERICA, INC.


Contacts:  James C. Hunt, CFO          or            Ken Bramlett, Senior V. P.
           (704) 442-5105                            (704) 442-5106

                  PERSONNEL GROUP OF AMERICA BOARD OF DIRECTORS
                         AMENDS SHAREHOLDERS RIGHTS PLAN

CHARLOTTE, N.C. - December 13, 2001 - Personnel Group of America, Inc. (NYSE:PGA), a leading information technology and professional staffing services company, today announced that its Board of Directors has approved an amendment to its existing shareholder rights plan to ease the triggering provision from 15% or more to 20% or more of beneficial ownership of the Company's outstanding Common Stock.

Under these modifications, any person or group of affiliated or associated persons may acquire up to 20% of PGA's common stock prior to the exercise provisions of the shareholder rights plan being triggered.

"We remain determined to position the Company to take advantage of the economic recovery, when it ultimately occurs," noted Larry L. Enterline, Chief Executive Officer. "The threshold increase to 20% facilitates an increase in share ownership by an existing shareholder or the acquisition of a significant interest by a new shareholder that, we believe, could be in the best interest of all stakeholders. This provides us the flexibility and degrees of freedom necessary to evaluate every option aimed at rebuilding PGA strength and shareholder value."

About PGA

Personnel Group of America, Inc. is a nationwide provider of information technology consulting and custom-software development services; high-end clerical, accounting and other specialty professional staffing services; and technology systems for human capital management. The Company operates through a network of proprietary brand names in strategic markets throughout the United States.

Forward Looking Statements

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect PGA's future operating results or financial position. These statements may be identified by words such as "estimate," "forecast," "plan," "intend," "believe," "expect," "anticipate," or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements.



                                     -MORE-


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PGA Board Amends Stockholder Rights Plan
Page 2
December 13, 2001


These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries; adverse changes in credit and capital markets conditions that may affect the Company's ability to obtain financing or refinancing on favorable terms; economic declines that affect the Company's ability to comply with its loan covenants; adverse changes to management's periodic estimates of future cash flows that may affect management's assessment of its ability to fully recover its intangible assets; reductions in the supply of qualified candidates for temporary employment or the Company's ability to attract qualified candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the Company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for PGA's services, or the Company's ability to maintain its profit margins; the possibility of the Company incurring liability for the activities of its temporary employees or for events impacting its temporary employees on clients' premises; the Company's success in attracting, training and retaining qualified management personnel and other staff employees; and whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general. Because long-term contracts are not a significant part of PGA's business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The Company undertakes no obligation to update information contained in this release.

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